EX-35.3
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380


Wells Fargo Bank, N.A. Commercial Mortgage Securities, Inc
c/o Wells Fargo Securities, LLC
375 Park Avenue 2nd floor
J0127-023
New York, NY 10152-023

RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A. ("Wells Fargo"), hereby certifies as follows for the calendar year 2011:


(a) a review of Wells Fargo's activities as Certificate Administrator under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period.


March 1, 2012
/s/ Judith J. Rishel
JUDITH RISHEL
Vice President


Wells Fargo Bank, N.A.
(logo) Together we'll go far


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380


To: Wells Fargo Bank, N.A. Commercial Mortgage Securities

Schedule A

List of Servicing Agreement(s) and Series


1 Pooling and Servicing Agreement for Wells Fargo Commercial Mortgage
  Securities, Inc. Commercial Mortgage Pass-Through Certificates, Series 2011-C5, Wells Fargo Bank, N.A. as Certificate Administrator.


Wells Fargo Bank, N.A.
(logo) Together we'll go far